                                                                    EXHIBIT 10.9

                            STOCK PURCHASE AGREEMENT

                                  by and among

                      NAVIGATION TECHNOLOGIES CORPORATION

                                      and

                          the Purchasers named herein

                           Dated as of June 24, 1996

                               TABLE OF CONTENTS

SECTION 1.    PURCHASE AND SALE OF SHARES.....................................  1
              1.1   Authorization of Shares...................................  1
              1.2   Sale of the Shares........................................  2
              1.3   Closings..................................................  2
              1.4   Waivers and Consents......................................  3
              1.5   Definitions...............................................  4

SECTION 2.    ADJUSTMENTS IN SHARES ISSUED....................................  4
              2.1   Adjustments in Shares Issued..............................  4
              2.2   Procedures for Adjustment.................................  4
              2.3   Procedures for SEI Purchasers.............................  5
              2.4   Fractional Shares.........................................  5

SECTION 3.    ADDITIONAL RIGHTS OF PHILIPS....................................  5
              3.1   Additional Purchase Rights................................  5

SECTION 4.    OTHER AGREEMENTS................................................  6
              4.1   Subject to Other Agreements...............................  6
              4.2   Certain Put Rights........................................  6
              4.3   Conversion of Preferred Shares............................  6
              4.4   Lockup....................................................  6
              4.5   Action by Consent of Stockholders.........................  6
              4.6   Certain Stock Options.....................................  7

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  7
              5.1   Organization, Good Standing and Qualification.............  7
              5.2   Capitalization............................................  7
              5.3   Authorization.............................................  8
              5.4   Valid Issuance of the Preferred Shares....................  8
              5.5   Governmental Consents.....................................  8
              5.6   Compliance With Other Instruments.........................  8
              5.7   Public Offerings..........................................  8
              5.8   Industrial Security Clearances............................  9
              5.9   Fees Payable to Third Parties.............................  9

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................  9
              6.1   Purchase of Securities....................................  9
              6.2   Legends...................................................  9
              6.3   Authorization.............................................  9
              6.4   Investment Experience..................................... 10
              6.5   Accredited Investor....................................... 10
              6.6   Restricted Securities; Rule 144........................... 10
              6.7   No Public Market.......................................... 10


              6.8   Access to Data............................................ 10

SECTION 7.    CONDITIONS TO THE PURCHASERS' OBLIGATIONS....................... 11
              7.1   Opinions of Counsel....................................... 11
              7.2   Representations and Warranties............................ 11
              7.3   Compliance with this Agreement............................ 11
              7.4   Officer's Certificate..................................... 11
              7.5   Stock Certificates........................................ 11
              7.6   Merger Agreement.......................................... 11
              7.7   Legal Investment.......................................... 12
              7.8   Securities Law Compliance................................. 12
              7.9   Consents.................................................. 12
              7.10   Proceedings Satisfactory................................. 12
              7.11   Purchase of All Preferred Shares......................... 12

SECTION 8.    CONDITIONS TO THE COMPANY'S OBLIGATIONS......................... 12
              8.1   Representations and Warranties............................ 12
              8.2   Compliance with this Agreement............................ 12
              8.3   Legal Investment.......................................... 13
              8.4   Securities Law Compliance................................. 13

SECTION 9.    SPECIAL RIGHTS AND RESTRICTIONS................................. 13
              9.1   Issue Taxes............................................... 13
              9.2   Transfer of Shares........................................ 13

SECTION 10.         DEFINITIONS............................................... 13

SECTION 11.         MISCELLANEOUS............................................. 15
              11.1   Notices.................................................. 15
              11.2   Successors and Assigns................................... 17
              11.3   Amendment and Waiver..................................... 17
              11.4   Counterparts............................................. 17
              11.5   Governing Law............................................ 17
              11.6   Survival of Representations and Warranties............... 17

SECTION 12.          WRITTEN CONSENT OF STOCKHOLDERS.......................... 17

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 24, 1996, by and among NAVIGATION TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), PHILIPS MEDIA B.V. and PHILIPS MEDIA SERVICES B.V., each a Netherlands corporation (which, together with their Affiliates (other than the Company or its controlled Affiliates) are herein referred to collectively as "Philips"), SHIELDS ENTERPRISES, INC., a Delaware corporation ("SEI"), the undersigned Persons listed on the signature pages hereto under the caption "SEI PURCHASERS" (the "SEI Purchasers", and Philips, SEI and the SEI Purchasers, collectively, the "Purchasers"), THE AMERICAN AUTOMOBILE ASSOCIATION, (INCORPORATED), a Connecticut non-stock corporation ("AAA"), PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II and PRUTECH PROJECT DEVELOPMENT PARTNERSHIP, each a California limited partnership (collectively, "Prutech"), and NICHIMEN AMERICA, INC., a New York corporation (together with any Affiliates, "Nichimen"). The Purchasers together with AAA, Prutech and Nichimen are sometimes hereinafter referred to collectively as the "Stockholders".

     WHEREAS, the Company and the Stockholders have determined that it is in the best interests of the Company and the Stockholders for the Purchasers to make the further investment in the Company provided for, and on the terms and conditions set forth, in this Agreement;

     WHEREAS, the Purchasers desire to make such investment on such terms and conditions; and

     WHEREAS, AAA, Prutech and Nichimen desire to waive any rights to participate in such investment under the Investor Rights Agreement, and to consent to the terms of such investment pursuant to this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Purchasers, and AAA, Prutech and Nichimen for certain purposes set forth herein, hereby agree as follows:

 SECTION 1.  PURCHASE AND SALE OF SHARES.

     1.1 Authorization of Shares. The Company has authorized the issuance of (i)
         -----------------------
shares of its Preferred Stock, par value $.001 per share (the "Preferred Shares") sufficient to meet the purposes of Section 1.2, and (ii) shares of its Common Stock, par value $.001 per share (the "Common Shares", and together with the Preferred Shares, sometimes referred to collectively as the "Shares") sufficient to permit the conversion of the Preferred Shares into Common Shares in accordance with the provisions of the Restated Certificate of Incorporation of the Company, this Agreement and the Philips Agreement (as amended by Section
4.3 hereof).

     1.2  Sale of the Shares.
          ------------------

          (a) The Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, in accordance with the provisions of this Agreement, that number of Preferred Shares for the aggregate purchase price set forth opposite their respective names on Schedule A hereto at
                                                            ----------
the Closing (as hereinafter defined).

          (b) The number of Preferred Shares to which each of the Purchasers is entitled under this Agreement is subject to adjustment as set forth in Section 2.1.

     1.3  Closings.
          --------

          (a) The purchase and sale of 28,866,570 Preferred Shares shall take place at a closing (the "Closing") to be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, NY, at 10:00 a.m. on June 25, 1996 (the "Closing Date"), or at such other time and place as the Purchasers and the Company shall agree.

          (b) On the Closing Date, subject to the conditions stated herein, the Company will deliver to Philips a certificate representing 28,157,496 Preferred Shares, against payment to the Company of the purchase price therefor in the amounts and in the manner as set forth below:

          (i) $18,262,563.24 by wire transfer of federal or other immediately available funds;

          (ii) an amount in U.S. dollars equal to the aggregate balance in Dutch guilders (converted on the Closing Date at the New York Foreign Exchange Guilder Selling Rate determined at the close of business on the second Business Day prior to the Closing Date, as published in The Wall Street Journal) outstanding
                            -----------------------
               on the Closing Date under that certain loan agreement dated October 8, 1991 in the principal amount of 6,000,000 Dutch guilders, payable to Philips by European Geographic Technologies, B.V., a wholly-owned subsidiary of the Company, by assignment of such note to the Company, (such balance as of May 31, 1996, being 8,525,916 Dutch guilders, with interest accruing at a per diem rate of 2,054 Dutch guilders), for a number of Preferred Shares determined by dividing such amount in U.S. dollars by $1.04; and

        (iii) $6,032,999.97 by cancellation of those certain demand promissory notes dated May 16, 1996, June 3, 1996 and June 14, 1996, respectively, each in the stated principal amount of $2,000,000, plus all interest accrued thereon through the Closing Date, payable to Philips by the Company;

          (c) On the Closing Date, subject to the conditions stated herein, the Company will deliver to each of the other Purchasers a certificate representing the number of Preferred Shares to be purchased by such Purchaser against payment to the Company by certified check or wire transfer of the purchase price therefor in federal or other immediately available funds.

     1.4  Waivers and Consents.
          --------------------

          (a) By their execution and delivery of this Agreement, each of AAA, Nichimen and Prutech hereby waives any rights it or their respective Investment Groups (as defined in the Investor Rights Agreement) may have pursuant to the Investor Rights Agreement to purchase any Shares and consents to the issuance of the Preferred Shares pursuant to this Agreement and to the transactions contemplated hereby. Philips and SEI hereby agree that their rights pursuant to this Agreement fully satisfy their, and their respective Investment Groups', rights under the Investor Rights Agreement. The Company represents and warrants that the parties hereto include all the Signatories to the Investor Rights Agreement except Victor Niederhoffer and that no further Signatories will be permitted to become parties to that Agreement.

          (b) Each of Philips, SEI, Nichimen, AAA and Prutech hereby waives the rights, if any, that it and its Investment Group may have to request registration of its Registrable Shares pursuant to (i) Section 3.1 of the Investor Rights Agreement until the third anniversary of the IPO Date and (ii)
Section 3.2 of the Investor Rights Agreement in connection with the Company's initial IPO. The foregoing waiver shall apply only to a registration of Registrable Shares pursuant to Section 3.1 of the Investor Rights Agreement, and in connection with the Company's initial IPO, Section 3.2 of such agreement, and not otherwise.

          (c) Each of Philips, SEI, Nichimen, AAA and Prutech hereby waives the rights, if any, that it and its Investment Group may have under Section 4.1(a) of the Investor Rights Agreement with respect to the issuance by the Company of any Common Stock in connection with (i) the transactions contemplated by the merger agreement to which reference is made in Section 7.6 hereof, (ii) the transactions contemplated by this Agreement, including the exercise of any options the issuance of which is permitted by the terms of this Agreement or
(iii) the exercise of any options issued since the date of the Investor Rights Agreement. Nothing in this Section 1.5(c) shall constitute a waiver or limitation of any rights under Section 4.1(a) of the Investor Rights Agreement except as expressly set forth in the foregoing sentence.

          (d) Philips hereby waives the rights, if any, that it and its Investment Group may have under Section 6.1 of the Philips Agreement with respect to the issuance by the Company since the date of the Philips Agreement of any Common Stock pursuant to any stock option plan approved by, or options granted with the approval of, those members of the Board of Directors of the Company designated by Philips.

          (e) The Company and each of the parties hereto who is one of the Signatories to the Investor Rights Agreement hereby agrees that the Common Shares issuable upon conversion of the Preferred Shares shall be considered to be "Registrable Securities" for all purposes under the Investor Rights Agreement.

     1.5     Definitions. Unless the context otherwise requires, all capitalized
             -----------
terms used and not otherwise defined shall have the meanings set forth in
Section 10 or, if not inconsistent therewith, in the Investor Rights Agreement.


 SECTION 2.  ADJUSTMENTS IN SHARES ISSUED

     2.1     Adjustments in Shares Issued. The number of Preferred Shares issued
             ----------------------------
to each of the Purchasers pursuant to this Agreement shall be adjusted upon the earlier to occur of (i) the closing of an IPO on the IPO Date, or (ii) October 1, 1996 (the earlier of such dates, the "Adjustment Date"). On the Adjustment Date, the number of Preferred Shares to which each Purchaser is entitled under this Agreement shall be determined by dividing the aggregate purchase price paid by such Purchaser at the Closing by the applicable Adjustment Price. For purposes of the foregoing the applicable Adjustment Price on the IPO Date shall be 80% of the gross price per share at which the Common Stock is initially offered to the public in connection with the IPO if the IPO Date occurs prior to October 1, 1996, and otherwise, the Adjustment Price shall be $.85 per share. After such determination, the number of Preferred Shares initially purchased by each Purchaser pursuant to this Agreement shall be adjusted by issuance by the Company of additional Preferred Shares or surrender by each Purchaser to the Company of Preferred Shares, as appropriate, such that each Purchaser holds the shares to which it is entitled under this Agreement. For purposes of this
Section 2.1, the determination of the number of Preferred Shares to which a Purchaser is entitled and the adjustments contemplated hereby shall be effected without regard to any other shares of the Common Stock or Preferred Stock now or then held by such Purchaser.

     2.2     Procedures for Adjustment.
             -------------------------

          (a) If the number of Preferred Shares to which a Purchaser is entitled pursuant to Section 2.1 is less than the number of Preferred Shares issued to such Purchaser at the Closing, such Purchaser shall surrender its certificate(s) representing the Preferred Shares to the Company on the Adjustment Date. As promptly as practicable after such surrender (or, if the number of Preferred Shares to which a Purchaser is entitled pursuant to Section
2.1 is greater than the number of Preferred Shares issued to such Purchaser at the Closing, as soon as practicable after the Adjustment Date), the Company shall deliver to such Purchaser a certificate or certificates representing a number of shares of the Preferred Stock such that such Purchaser holds the number of Preferred Shares to which it is so entitled. The adjustment with respect to each Purchaser made pursuant to Section 2.1 shall be deemed to have been made on the Adjustment Date notwithstanding the earlier or later surrender or issuance of any certificates representing shares of Preferred Stock.

           (b) It is understood by the parties hereto that immediately following the adjustment in the Preferred Shares described in Section 2.1 and
Section 2.2(a) above on the Adjustment Date, the Preferred Shares shall convert to Common Shares in the manner set forth in paragraph (c)(2) of Article FOURTH of the Restated Certificate of Incorporation of the Company. The Company will deliver to each Purchaser a certificate or certificates for the Common Stock into which the Preferred Shares have been so converted, against delivery to it of certificates for such Preferred Shares.

     2.3   Procedures for SEI Purchasers.  In order to facilitate the adjustment
           -----------------------------
in the number of Preferred Shares purchased by the SEI Purchasers hereunder and the conversion of such Preferred Shares to Common Shares on the Adjustment Date, each of the SEI Purchasers hereby appoints Mitchell Morris ("Morris") as attorney-in-fact of such Purchaser to receive and hold the certificate representing the Preferred Shares purchased by such Purchaser at the Closing in escrow until the Adjustment Date. The SEI Purchasers shall be the record holders of such Preferred Shares and the certificates shall be issued in the names of the SEI Purchasers. On the Adjustment Date, Morris shall deliver such certificates to the Company on behalf of the SEI Purchasers in exchange for certificates representing the Common Shares into which the Preferred Shares purchased by the SEI Purchasers have been converted, adjusted in accordance with the provisions of Sections 2.1 and 2.2(a).

     2.4   Fractional Shares.  No fractional shares or scrip representing
           -----------------
fractional shares shall be issued upon the adjustments required pursuant to
Section 2.1. With respect to any fraction of a share called for upon any such adjustment, the Company shall pay to the holder of Shares an amount in cash equal to such fraction multiplied by the Adjustment Price.

SECTION 3. ADDITIONAL RIGHTS OF PHILIPS

     3.1   Additional Purchase Rights.  Concurrently with an IPO, Philips shall
           --------------------------
purchase the number of shares of Common Stock necessary to constitute, when aggregated with all other Philips Shares, 48% of the Stock Outstanding on the IPO Date, and Philips shall also purchase the number of shares of Common Stock necessary to constitute, when aggregated with all other Philips Shares (including those purchased concurrently with the closing of the IPO) 48% of the Common Stock outstanding upon the closing of the underwriters' over-allotment option in connection with such IPO. The Company shall provide to Philips written notice of the number of shares of Common Stock to be offered pursuant to the IPO at least one Business Day prior to the effectiveness of the Registration Statement relating to the IPO. Within 24 hours of receipt of the Company's notice, Philips shall enter into an agreement for the purchase of the shares Philips has agreed to purchase pursuant to this Section 3.1 and shall purchase such shares concurrently with the closing of the IPO or such over-allotment option, as the case may be, at a price per share equal to the price at which shares of the Common Stock are initially offered to the public pursuant to the IPO, net of underwriters' discounts.

 SECTION 4.  OTHER AGREEMENTS.

     4.1     Subject to Other Agreements.  Except as otherwise set forth herein,
             ---------------------------
this Agreement and the rights of the Purchasers hereunder as purchasers and holders of the Preferred Shares are generally subject to the terms and conditions of the Investor Rights Agreement and of the Philips Agreement.

     4.2     Certain Put Rights. Notwithstanding the provisions of Section 6.5
             ------------------
of the Philips Agreement, each of the Stockholders other than Philips hereby represents and agrees for the benefit of Philips that (i) it has not heretofore transferred or assigned its rights pursuant to Section 6.5 of the Philips Agreement ("Put Rights") to any Person other than another Stockholder or Victor Niederhoffer and (ii) it will not hereafter transfer, assign or exercise Put Rights at any time before the earlier to occur of the IPO Date (at which time such rights will terminate) or October 1, 1996, and that any proposed exercise, transfer or assignment of such rights shall be void and of no effect.

     4.3     Conversion of Preferred Shares.
             ------------------------------

             (a) Paragraph 6.11(a) of the Philips Agreement is hereby amended to read in its entirety as follows:

             "(a) On or after October 1, 1996."

             (b) Each of the Purchasers other than Philips agrees that none of the Preferred Shares shall be convertible into Common Shares until the Adjustment Date.

     4.4      Lockup.  As contemplated by Section 3.9 of the Investor Rights
              ------
Agreement, and in connection with the IPO, each of the Stockholders other than SEI hereby agrees that other than private sales to another Stockholder, it will not and will use its reasonable best efforts to assure that no member of its Investment Group will sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares or other equity securities, warrants, options or convertible securities of the Company beneficially owned (as defined by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) by it or its Investment Group, whether now owned or hereafter acquired, for the period commencing on the effective date of the Registration Statement for the IPO and ending 180 days after the IPO Date without the prior written consent of the underwriters of the IPO. Notwithstanding the foregoing, this covenant shall become null and void in the event that the IPO is not completed by October 1, 1996.

     4.5     Action by Consent of Stockholders. The Company and the Stockholders
             ---------------------------------
agree that, prior to the next annual meeting of stockholders of the Company, the Company will take no action to recommend, and the Stockholders will vote their Shares to oppose, any amendment to the Certificate of Incorporation of the Company which restricts the right of the stockholders of the Company to act by consent in lieu of a meeting, as provided in section 228 of the Delaware General Corporation Law, including any action to remove directors with or without cause. The Company agrees that it shall promptly amend its By-laws to remove any limitation on action by written consent.

     4.6    Certain Stock Options. Each of the Company and SEI agrees that prior
            ---------------------
to the IPO Date it will not grant to its employees or other service providers any further options to acquire shares of Common Stock of the Company or shares of capital stock of SEI, respectively, except as set forth below. The Company represents that since April 30, 1996, it has granted or will grant options to purchase an aggregate of 10,000,000 shares of Common Stock to T. Russell Shields and options to purchase an aggregate of 11,063,363 shares of Common Stock to all other Persons. SEI represents that, since April 30, 1996, it has or will grant options to purchase an aggregate of no more than 611.33191 shares of capital stock, which shares, upon consummation of the merger referred to in Section 7.6, will be converted into or otherwise exchanged for options to purchase an aggregate of no more than 4,000,000 shares of Common Stock. The options granted or to be granted by the Company to T. Russell Shields and the options granted or to be granted by SEI will all by their terms terminate and be of no effect if such merger and the IPO do not occur prior to October 1, 1996, and none will be exercisable prior to the merger and the IPO. The options granted by the Company to other Persons to purchase an aggregate of 1,652,375 shares of Common Stock will by their terms terminate and be of no effect if the IPO does not occur by January 1, 1997, and none of such options will be exercisable prior to that date.

 SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants that:

     5.1    Organization, Good Standing and Qualification.  The Company is a
            ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted in the future.
The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     5.2  Capitalization.    The authorized capital stock of the Company
          --------------
consists of 350,000,000 shares of Common Stock, par value $.001 per share, and 210,000,000 shares of Preferred Stock, par value $.001 per share. As of June 19, 1996, 137,341,906 shares of the Company's Common Stock were outstanding. Except in connection with any exercise of outstanding stock options, no further shares of Common Stock have been issued by the Company since such date. As of the date of this Agreement, 140,467,238 shares of the Company's Preferred Stock are outstanding. All outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

     5.3  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the issuance of the Preferred Shares and (ii) the performance of all obligations of the Company hereunder has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.4  Valid Issuance of the Preferred Shares.  The issuance of the Preferred
          --------------------------------------
Shares on the Closing Date and, if applicable, the Adjustment Date, by the Company and compliance by the Company with all of the provisions of this Agreement are legal and will not conflict with, constitute a violation of, or result in the creation of any lien upon any property of the Company under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company is a party or by which it or its properties may be bound.

     5.5  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for any post-sale filings pursuant to applicable state securities laws, which filings will be effected within the applicable time periods. The offer and sale of the Preferred Shares pursuant to the terms of this Agreement are exempt from the registration requirements of
Section 5 of the Securities Act.

     5.6  Compliance With Other Instruments.  The Company will not be as of the
          ---------------------------------
Closing Date in violation or default of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company, which violation or default could be materially adverse to the Company. The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, of its Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company, which violation, default, conflict or event could be materially adverse to the Company.

     5.7  Public Offerings.  During 1996, the Company will not, without the
          ----------------
prior consent of Philips, sell pursuant to public offerings, including pursuant to over-allotment options granted to underwriters in connection therewith, shares of Common Stock resulting in proceeds to the Company in excess of $150,000,000, reduced by the proceeds to the Company resulting from the sale of shares to Philips and others at the initial public offering price less the underwriting commission contemporaneously with, but not as part of, the IPO.

     5.8     Industrial Security Clearances. Neither the Company nor any of its
             ------------------------------
employees is required to have, and does not have, any industrial security clearance relating to classified information and none is needed for purposes of any contract with any United States government department, agency or instrumentality or, any subcontract under such a contract. No such requirement will exist on the Adjustment Date.

     5.9     Fees Payable to Third Parties. The issuance of the Preferred Shares
             -----------------------------
and the Common Shares to the Purchasers pursuant to this Agreement will not create any obligation of the Company to pay any amounts to any third party under any agreements entered into by the Company prior to the date hereof, including without limitation the Letter Agreement between Lehman Brothers and the Company, dated May 9, 1994.

 SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     Each of the Purchasers hereby represents and warrants that:

     6.1     Purchase of Securities. Such Purchaser is purchasing the Preferred
             ----------------------
Shares for investment for its own account, not as nominee or agent, and not with a view to the distribution or resale thereof, subject, nevertheless, to any requirement of law that the disposition of its property shall be at all times within its control. Such Purchaser will not, in any event, make any sale or other disposition of such securities in contravention of the Securities Act and the rules and regulations of the SEC thereunder.

     6.2     Legends. Such Purchaser understands that the certificates
             -------
evidencing the Preferred Shares and any Common Shares issuable be upon conversion thereof may bear one or more of the legends set forth in the Investor Rights Agreement and the Philips Agreement (in addition to a legend referring to the restrictions on transfer contained herein and any legend required under applicable state securities laws). It is understood that each certificate representing the Preferred Shares and the Common Shares issuable upon conversion thereof and any securities issued in respect thereof or exchange therefor shall also bear legends in the following form:

             "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     6.3     Authorization. This Agreement constitutes such Purchaser's valid
             -------------
and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.4  Investment Experience.  Such Purchaser is an investor in securities of
          ---------------------
companies in the development stage and/or other venture capital investments and acknowledges that it can bear the economic risk of its investment, including a complete loss of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares. Such Purchaser also represents that it has not been organized solely for the purpose of acquiring the Preferred Shares. Such Purchaser understands that the Preferred Shares have not been registered under the Securities Act or under the securities laws of any jurisdiction by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Purchasers' representations and warranties in this Section 6.

     6.5  Accredited Investor.  Such Purchaser is an "accredited investor" as
          -------------------
defined in Rule 501 of Regulation D under the Securities Act, a copy of which is attached hereto as Exhibit 6.5.
                   -----------

     6.6  Restricted Securities; Rule 144.  Such Purchaser understands that the
          -------------------------------
Preferred Shares and the Common Shares issuable upon conversion thereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

     6.7  No Public Market.  Such Purchaser understands that no public market
          ----------------
now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Preferred Shares or the Common Shares issuable upon conversion thereof.

     6.8  Access to Data.  Such Purchaser has reviewed the Private Offering
          --------------
Memorandum delivered to such Purchaser by the Company and has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities.

 SECTION 7.    CONDITIONS TO THE PURCHASERS' OBLIGATIONS.

     The following conditions to the Purchasers' obligations must be satisfied on the Closing Date:

     7.1  Opinions of Counsel.  Each of the Purchasers shall have received from
          -------------------
(a) Wilson Sonsini Goodrich & Rosati, special counsel for the Company, an opinion that (i) the Preferred Shares purchased by such Purchaser, and the shares of Common Stock into which such Preferred Shares are convertible, have been duly authorized and upon payment of the consideration as provided in this Agreement, will be validly issued, fully paid and nonassessable, (ii) the Agreement has been duly authorized, executed and delivered, and (iii) the issuance of the Preferred Shares pursuant to the terms of the Agreement, and the issuance of the Common Shares upon conversion of the Preferred Shares is not and will not be required to be registered under the Securities Act, and (b) from Day, Berry & Howard, special counsel for the Company, an opinion that the Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (subject to customary qualifications).

     7.2  Representations and Warranties.  The representations and warranties
          ------------------------------
contained in Section 5 shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

     7.3  Compliance with this Agreement.  The Company shall have performed and
          ------------------------------
complied with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Company on or before the Closing Date.

     7.4  Officer's Certificate.  Each of the Purchasers shall have received a
          ---------------------
certificate dated the Closing Date and signed by the President or a Vice President and the Treasurer, Assistant Treasurer or Chief Financial Officer of the Company, certifying that the conditions specified in Sections 7.2 and 7.3 have been fulfilled.

     7.5  Stock Certificates.  The Company shall have delivered to the
          ------------------
Purchasers certificates representing the Preferred Shares, each dated the Closing Date, duly authorized and executed.

     7.6  Merger Agreement.  The Company, SEI and any other necessary parties
          ----------------
thereto shall have executed and delivered a definitive agreement for the acquisition by merger with a subsidiary of the Company of all of the issued and outstanding capital stock of SEI, and such agreement shall have been duly approved by the Boards of Directors and shareholders of the respective parties thereto.

     7.7   Legal Investment.  On the Closing Date, the purchase of the Preferred
           ----------------
Shares by the Purchasers shall be legally permitted by all laws and regulations to which the Company and the Purchasers are subject.

     7.8   Securities Law Compliance.  All actions and steps necessary to assure
           -------------------------
compliance with applicable federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Preferred Shares are being sold that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall have been duly obtained and shall be effective on the Closing Date except for any such filings as may under applicable law be made subsequent to the Closing Date, which filings the Company agrees it will make in a timely manner.

     7.9   Consents.  All material consents, approvals and authorizations,
           --------
including the approval of the stockholders, as required by the Delaware General Corporation Law, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of the Company or the Purchasers, necessary on the part of the Company or the Purchasers or their respective Affiliates to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected.

     7.10  Proceedings Satisfactory.  All proceedings taken in connection with
           ------------------------
the issuance of the Preferred Shares and all documents and papers relating thereto shall be satisfactory to each of the Purchasers.

     7.11  Purchase of All Preferred Shares.  No Purchaser shall have failed to
           --------------------------------
have purchased any Preferred Shares to be acquired by it pursuant to this Agreement which another Purchaser has not purchased in its stead.

SECTION 8. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

     The following conditions to the Company's obligations must be satisfied on the Closing Date:

     8.1   Representations and Warranties.  The representations and warranties
           ------------------------------
contained in Section 6 shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

     8.2   Compliance with this Agreement.  The Purchasers shall have performed
           ------------------------------
and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by the Purchasers on or before the Closing Date.

     8.3   Legal Investment.  On the Closing Date, the purchase of the Preferred
           ----------------
Shares by the Purchasers shall be legally permitted by all laws and regulations to which the Company and the Purchasers are subject.

     8.4   Securities Law Compliance.  All actions and steps necessary to assure
           -------------------------
compliance with applicable federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Preferred Shares are being sold that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall have been duly obtained and shall be effective on the Closing Date except for any such filings as may under applicable law be made subsequent to the Closing Date, which filings the Company agrees it will make in a timely manner.

SECTION 9. SPECIAL RIGHTS AND RESTRICTIONS.

     9.1   Issue Taxes.  The Company will pay all taxes imposed by the United
           -----------
States or any state or political subdivision thereof in connection with the issuance and sale of the Preferred Shares and the Term Warrant and in connection with the exercise of the Term Warrant and will hold the Purchasers harmless against any and all liabilities relating to such taxes.

     9.2 Transfer of Shares. Without limiting the generality of the provisions
         ------------------
of Section 4.1 hereof, transfers of the Preferred Shares shall be subject to the terms and conditions of the Philips Agreement and the Investor Rights Agreement, as well as Section 4.4 hereof.

SECTION 10.   DEFINITIONS.

     As used in this Agreement (including exhibits and schedules) the following terms have the respective meanings set forth below or in the Section or other provision of this Agreement indicated unless otherwise explicitly stated herein:

     Adjustment Date - see Section 2.1.
     ---------------

     Adjustment Price - see Section 2.1.
     ----------------

     Affiliate - with respect to any Person, a Person that, directly or
     ---------
indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement - this Stock Purchase Agreement, dated as of June 24, 1996, by
     ---------
and among the Company and the Stockholders (including exhibits and schedules), as amended or modified from time to time.

     Business Day - any day other than a Saturday, Sunday or day on which banks
     ------------
are required or permitted to close in the State of New York.

     Closing Date - see Section 1.3(a).
     ------------

     Common Shares - see Section 1.1.
     -------------

     Common Stock - the common stock, par value $.001 per share, of the Company.
     ------------

     Company - Navigation Technologies Corporation, a Delaware corporation.  All
     -------
references to the Company in this Agreement shall include any successors in interest or permitted assigns of the Company.

     Fair Market Value -  (i) if the Common Stock is listed on a National
     -----------------
Securities Exchange or admitted to unlisted trading privileges on such exchange or approved for trading on NASDAQ, the average of the closing sale price of the Common Stock on such exchange or system for the five trading days prior to the date of determination of Fair Market Value; or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or approved for trading on NASDAQ, the average for the five trading days prior to the date of determination of Fair Market Value of the average of the last reported bid and asked prices quoted each day by National Quotation Bureau Inc.; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges or approved for trading on NASDAQ and bid and asked prices are not so reported, an amount determined in good faith by the Board of Directors of the Company.

     Investor Rights Agreement - that certain Restated Investor Rights
     -------------------------
Agreement, dated as of September 1, 1994, by and among the Company and each of the Stockholders.

     IPO - a firm commitment underwritten public offering pursuant to an
     ---
effective registration statement under the Securities Act covering the offer and sale to the public of Common Stock for the account of the Company or stockholders of the Company or both having an aggregate offering price to the public of not less than $40,000,000 or, if such aggregate public offering price is less, in which the aggregate number of Common Shares sold in the public offering equals at least 20% of the total number of Common Shares and Preferred Shares of the Company outstanding (exclusive of treasury shares) immediately after the closing of such offering.

     IPO Date - the date of the first purchase of any shares of the Common Stock
     --------
by underwriters in connection with an IPO.

     Person - an individual, a corporation, a partnership, an association, a
     ------
joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other entity or individual or group or organization of entities or individuals.

     Philips Agreement - that certain Stock Purchase Agreement , dated as of
     -----------------
September 1, 1994, by and between the Company and Philips.

     Philips Shares - all shares of Common Stock owned beneficially on any date
     --------------
by Philips.

     Preferred Shares - see Section 1.1.
     ----------------

     Preferred Stock - the convertible preferred stock, par value $.001 per
     ---------------
share, of the Company.

     Purchasers - see introductory paragraph.
     ----------

     SEC - the Securities and Exchange Commission.
     ---

     Securities Act - the Securities Act of 1933, as amended, or any similar
     --------------
federal law then in force.

     Shares - see Section 1.1.
     ------

     Stock Outstanding - as of any date, the total number of shares of Common
     -----------------
Stock issued and outstanding, excluding shares owned by the Company or any controlled Affiliate of the Company.

     Stockholders - see introductory paragraph.
     ------------


 SECTION 11.   MISCELLANEOUS.

     11.1 Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

               (i)  If to Philips, at:

                         Philips Media B.V.
                         c/o Philips Electronics North America
                         Attn: Samuel J. Rozel, Esq.
                         100 East 42nd Street
                         New York, NY 10017
                         Fax: 212/850-7304
                    with a copy to:

                         Sullivan & Cromwell
                         Attn: W. Loeber Landau, Esq.
                         125 Broad Street
                         New York, NY 10004
                         Fax: 212/558-3588

               (ii) If to the Company, at:

                         Navigation Technologies Corporation
                         Attn: Chief Financial Officer
                         740 East Arques Avenue
                         Sunnyvale, CA 94086
                         Fax: 408/736-3734

                    with a copy to:

                         Day, Berry & Howard
                         Attn: Martin L. Budd, Esq.
                         One Canterbury Green
                         Stamford, CT 06901
                         Fax: 203/977-7301

                    and to:

                         Wilson Sonsini Goodrich & Rosati
                         Attn: Barry E. Taylor, Esq.
                               Donna M. Petkanics, Esq.
                         650 Page Mill Road
                         Palo Alto, CA 94304
                         Fax: 415/493-6811


          (iii) If to any of the other Stockholders, to such Stockholder at such Stockholder's address as set forth in the Company's records,

or at such other address as a party shall have furnished to the other parties in writing. All such notices and other written communications shall be effective
(i) if mailed, seven days after mailing, (ii) if delivered, upon delivery, or
(iii) if faxed, one Business Day after transmission with telephone or fax confirmation of receipt.

     11.2 Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of each of the parties hereto.

     11.3 Amendment and Waiver.  With the written consent of the record holders
          --------------------
of at least 90% of the Shares purchased or to be purchased by the Purchasers hereunder, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of the Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Nothing in this Section 11.3 shall preclude the Company from waiving any of its rights under this Agreement. No modification, amendment or waiver pursuant to this Agreement shall reduce the aforesaid percentage of Shares without the consent of all of the Purchasers.
Any elimination of rights granted in this Agreement to the Purchasers shall be effective against a Purchaser who voted against it or objected in writing to such elimination only if such elimination does not discriminate against such objecting Purchaser. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the Purchasers who have not previously consented.

     11.4 Counterparts. This Agreement may be executed by the several parties on
          ------------
separate counterparts which, when taken together with counterparts signed by all the other parties, shall constitute a single fully executed Agreement which shall be as fully binding and effective as a counterpart which has been executed by all parties.

     11.5 Governing Law.  This Agreement shall be deemed a contract made under
          -------------
the laws of the State of New York and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of New York.

     11.6 Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties set forth in Sections 5 and 6 shall survive the execution and delivery of this Agreement and the issuance of the Preferred Shares.


 SECTION 12.   WRITTEN CONSENT OF STOCKHOLDERS.

     By execution of this Agreement, each of the parties hereto who is currently a holder of Preferred Shares and/or Common Shares of the Company hereby consents, without a meeting and in lieu thereof, in accordance with Section 228 of the General Corporation Law of Delaware and the Company's By-laws, to the adoption of the following resolution, which consent shall have the same force and effect as if duly adopted at a special meeting of the stockholders of the
Company:

      RESOLVED: That the Agreement and Plan or Reorganization (the "Reorganization Agreement"), in the form heretofore approved by the Board of Directors of the Company, providing for the merger (the "Merger") of NT Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of the Company with and into Shields Enterprises, Inc., a Delaware corporation ("SEI") as a result of which SEI will become a wholly-owned subsidiary of the Company be, and it hereby is, approved; and that the terms and conditions of the Merger as set forth in the Reorganization Agreement be, and they hereby are, approved, subject to such changes and modifications of a non-material nature as the proper officers of the Company may consider necessary or appropriate. A copy of the Reorganization Agreement in the form executed by the respective parties shall be substituted for the form of agreement submitted to the stockholders and, as so executed, is approved and ratified in its entirety.

Each of the parties hereto who is a holder of Preferred Shares and/or Common Shares is giving his, her or its consent with respect to all Common Shares and Preferred Shares held by such stockholder in favor of the above resolution.

     IN WITNESS WHEREOF, the Company and each of the Stockholders have caused this Agreement to be executed by their duly authorized officers as the date first above written.



                         NAVIGATION TECHNOLOGIES CORPORATION



                         By:/s/ Thomas A. Lerone
                            --------------------------------------


                         PHILIPS MEDIA B.V.



                         By:/s/ Samuel J. Rozel
                            ----------------------------------


                         SHIELDS ENTERPRISES, INC. (SEI)



                         By:/s/ Mitchell Morris
                            ----------------------------------


                         PHILIPS MEDIA SERVICES B.V.



                         By:/s/ Samuel J. Rozel
                            ----------------------------------

                     THE AMERICAN AUTOMOBILE CORPORATION
                     (INCORPORATED)



                     By:/s/ The American Automobile Association (Incorporated)
                        ------------------------------------------------------


                     PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II

                     By:  R&D Funding Corp.
                          Its general partner

                          By:/s/ Michael S. Hasley
                             ------------------------------
                          Michael S. Hasley
                          Vice President

                     PRUTECH  PROJECT  DEVELOPMENT PARTNERSHIP

                     By:  R&D Funding Corp.
                          Its general partner

                          By:/s/ Michael S. Hasley
                             ------------------------------
                          Michael S. Hasley
                          Vice President

                     SEI PURCHASERS:


                     --------------------------------------
                     Print Name of Purchaser

                     --------------------------------------
                     Signature of Purchaser

                                   SCHEDULE A

                                      NUMBER OF         AGGREGATE
       NAME OF PURCHASER           PREFERRED SHARES   PURCHASE PRICE
       -----------------           ----------------   --------------

Philips Media Services B.V.        28,157,496         $29,283,795.84

SEI PURCHASERS:

Robert H. and Holde H.                 19,230         $    19,999.20
 Borcherts JTRS

Fred M. and Lynne A. Brody              9,132         $     9,497.28
 JTRS

Anthony DiPaolo                        10,000         $    10,400.00

William R. Miller                       5,000         $     5,200.00

Stephen and Ilene D. Novak            204,800         $   212,992.00
 JTRS

Sebastian J. Pacelli                   35,000         $    36,400.00

Carmen Pacelli                         26,000         $    27,040.00

Angela D. Pacelli                       5,000         $     5,200.00

Barbara Radner                         48,076         $    49,999.04

Katherine B. Shields                   42,306         $    43,998.24

T. Russell Shields                    125,000         $   130,000.00

Allen L. Overcash                       4,800         $     4,992.00

Vincent and Elizabeth Pacelli           5,500         $     5,720.00
 JTRS

Barbara M. Shields                     15,000         $    15,600.00

Richard J. and Karen M.                19,230         $    19,999.20
 Weiland JTRS

Richard W. Smith                       10,000         $    10,400.00

Myron Wolf                             25,000         $    26,000.00

                                      NUMBER OF         AGGREGATE
       NAME OF PURCHASER           PREFERRED SHARES   PURCHASE PRICE
       -----------------           ----------------   --------------


Semion Krishtal                        50,000         $    52,000.00

Allan P. Newman                        50,000         $    52,000.00
